UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2008

PROLINK HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-25007	65-0656268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
410 South Benson Lane
Chandler, AZ 85224
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (480) 961-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
     On January 8, 2008, ProLink Holdings Corp. (the “Company”) terminated its definitive Acquisition Agreement (the “Acquisition Agreement”), dated as of September 14, 2007, with Elumina Iberica, S.A., Elumina Iberica UK Limited, GP Ads, S.L. and GP Ads Ltd. (together, the “Elumina Entities”), and the sole shareholders of the Elumina Entities, Kevin Clarke and Mark Smart. The Company’s entry into the Acquisition Agreement was reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2007, which is incorporated herein by reference.
     The Company terminated the Acquisition Agreement due to changes in the market and other changed business circumstances, making proceeding with the closing of the transactions contemplated thereby and as structured therein no longer prudent and in the best interests of the Company and its stockholders. The Company will not incur any termination costs or penalties as a result of the termination of the Acquisition Agreement.
     A copy of the press release announcing the termination of the Acquisition Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1	Press Release dated January 9, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLINK HOLDINGS CORP.
Dated: January 14, 2008
/s/ Lawrence D. Bain
Lawrence D. Bain
Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release dated January 9, 2008